Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Income Opportunity Realty Investors, Inc., a Nevada corporation (the “Company”) hereby certifies that:

(i)	The Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2008 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2008 fairly presents in all material respects, the financial condition and results of operations of the Company, at and for the period indicated.

INCOME OPPORTUNITY INVESTORS, INC.

Date: August 14, 2008	By:	/s/ Daniel J. Moos
Daniel J. Moos
President and Chief Operating Officer (Principal Executive Officer)

Date: August 14, 2008	By:	/s/ David R. Fletcher
David R. Fletcher
Executive Vice President and Chief Financial Officer

Date: August 14, 2008	By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Executive Vice President and Chief Accounting Officer